Exhibit 99.1

News Release

PartnerRe Ltd. Reports First Quarter 2016 Results

•	First Quarter Operating Earnings of $44.2 million ($104.2 million excluding transaction costs), resulting in an Annualized Operating ROE of 2.9% (6.9% excluding transaction costs)

•	Net Income of $201.4 million ($261.4 million excluding transaction costs), resulting in an Annualized Net Income ROE of 13.3% (17.3% excluding transaction costs)

•	Total Capital of $7.7 billion, Book Value of $6.1 billion, and Tangible Book Value of $5.5 billion

PEMBROKE, Bermuda, May 2, 2016 — PartnerRe Ltd. today reported net income of $201.4 million for the first quarter of 2016, or an annualized net income ROE of 13.3%. This includes net after-tax realized and unrealized gains on investments of $148.1 million. Net income for the first quarter of 2015 was $231.7 million, or an annualized net income ROE of 14.8%, including net after-tax realized and unrealized gains on investments of $100.3 million. The Company reported operating earnings of $44.2 million for the first quarter of 2016, or an annualized operating ROE of 2.9%. This compares to operating earnings of $150.5 million for the first quarter of 2015, or an annualized operating ROE of 9.6%.
Operating earnings and net income for the first quarters of 2016 and 2015 include certain after-tax transaction related costs of $60.0 million and $30.9 million, respectively. Adjusting for these after-tax transaction related costs, the annualized operating ROE for the first quarters of 2016 and 2015 was 6.9% and 11.6%, respectively, and the annualized net income ROE for the first quarters of 2016 and 2015 was 17.3% and 16.8%, respectively.
Operating earnings or loss excludes certain net after-tax realized and unrealized investment gains and losses, net after-tax foreign exchange gains and losses, certain net after-tax interest in results of equity method investments, and is calculated after the payment of preferred dividends.
Commenting on results, PartnerRe Chief Executive Officer Emmanuel Clarke said, “We had a solid start to 2016 that culminated with the closing of the EXOR acquisition, which lands us on solid ground and enables us to move forward with our usual focus and determination.  Our performance for the quarter resulted in an operating ROE of 6.9%, which reflects continuing difficult conditions across nearly all reinsurance markets, an absence of major catastrophes and continued favorable reserve development. With our new ownership now set, we look forward to leveraging our strong franchise and serving as a preferred reinsurer to our clients.”

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Highlights for the first quarter of 2016 compared to the same period in 2015 include:
Results of operations:

•
Net premiums written of $1.5 billion were down 9%. On a constant foreign exchange basis, net premiums written were down 5% with decreases recorded in all Non-life sub-segments, with the exception of the North America sub-segment, and the Life and Health segment.

•	Net premiums earned of $1.1 billion were down 8%. On a constant foreign exchange basis, net premiums earned were down 4% due to the same factors described above for net premiums written.

•
The Non-life combined ratio was 94.3%. The combined ratio benefited from favorable prior year development of 21.0 points (or $183 million). All Non-life sub-segments experienced net favorable development from prior accident years during the first quarter of 2016.

•
For the first quarter of 2016, other expenses of $153 million include $66 million, pre-tax, of costs related to the closing of the Exor transaction (including the impact of accelerating all remaining share based compensation expense as a result of all awards vesting upon closing). Other expenses of $125 million for the same period in 2015 included $31 million, pre-tax, of costs related to the terminated amalgamation with Axis.

•	Net investment income of $103 million was down 2%. On a constant foreign exchange basis, net investment income was up 1%.

•	Pre-tax net realized and unrealized investment gains were $167 million, primarily reflecting decreases in U.S. and European risk-free interest rates.

•	The effective tax rate on operating earnings and non-operating earnings was 23.6% and 7.6%, respectively.
Balance sheet and capitalization:

•
Total investments, cash and funds held – directly managed were $16.2 billion at March 31, 2016, down 2% compared to December 31, 2015, primarily due to cash outflows to fund the special dividend (as defined below) and the settlement of certain share based awards upon the closing of the Exor transaction.

•	Net Non-life loss and loss expense reserves were $9.1 billion at March 31, 2016, up 3% compared to December 31, 2015, primarily reflecting lower losses paid and the impact of foreign exchange.

•	Net policy benefits for life and annuity contracts were $2.0 billion at March 31, 2016, up 2% compared to December 31, 2015, primarily reflecting lower losses paid and the impact of foreign exchange.

•
Total capital was $7.7 billion at March 31, 2016, which was flat compared to December 31, 2015, with net income for the quarter being offset by common and preferred share dividend payments (including the special dividend (as defined below) paid on the closing of the Exor transaction).

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

•
Common shareholders' equity attributable to PartnerRe (or book value) and tangible book value were $6.1 billion and $5.5 billion, respectively, at March 31, 2016, which were flat compared to December 31, 2015 due to the same factors as for total capital.

Segment and sub-segment highlights for the first quarter of 2016 compared to the same period in 2015 include:
Non-life:

•
The Non-life segment’s net premiums written were down 9%, or 5% on a constant foreign exchange basis. The decrease was driven by the Global (Non-U.S.) P&C and Catastrophe sub-segments and, to a lesser extent, the Global Specialty sub-segment. These decreases were partially offset by an increase in the net premiums written reported by the North America sub-segment.

•
The North America sub-segment’s net premiums written were up 2%, or 3% on a constant foreign exchange basis. The increase was primarily driven by the timing of renewals in the agriculture and casualty lines of business, and new business in the casualty and structured property lines of business. These increases were partially offset by cancellations, downward prior year premium adjustments and renewal changes in the casualty, property and agriculture lines of business, and the impact of increased retrocessional coverage in the mortgage line of business. This sub-segment reported a technical ratio of 86.9%, which included 22.9 points (or $81 million) of net favorable prior year loss development.

•
The Global (Non-U.S.) P&C sub-segment’s net premiums written were down 19%, or 11% on a constant foreign exchange basis. The decrease was primarily driven by downward prior year premium adjustments and cancellations, and reduced participations in the motor line of business. This sub-segment reported a technical ratio of 113.2%, which included 15.5 points (or $23 million) of net favorable prior year loss development.

•
The Global Specialty sub-segment’s net premiums written were down 8%, or 3% on a constant foreign exchange basis. The decrease was driven by cancellations, reduced participations, and higher downward prior year premium adjustments across multiple lines of business. These decreases were partially offset by new business written across all lines of business and the positive impact of a timing difference related to the renewal of a significant specialty casualty treaty. This sub-segment reported a technical ratio of 85.0%, which included 21.4 points (or $69 million) of net favorable prior year loss development.

•
The Catastrophe sub-segment’s net premiums written were down 20%, or 16% on a constant foreign exchange basis. The decrease was primarily driven by increased retrocessional coverage, timing of renewals, cancellations and non-renewals. These decreases were partially offset by new business. This sub-segment reported a technical ratio of 10.3%, which included 22.0 points (or $10 million) of net favorable prior year loss development.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Life and Health:

•
The Life and Health segment’s net premiums written were down 12%, or 7% on a constant foreign exchange basis. The decrease was driven by downward prior year premium adjustments and non-renewals in the mortality line of business and increased client retentions in the Health line of business.

•
The Life and Health segment’s allocated underwriting result, which includes allocated investment income and other expenses, was $24 million compared to $25 million in the same period of 2015, and includes $15 million of favorable prior year loss development compared to $14 million in the same period of 2015.

The Company has posted its first quarter 2016 financial supplement on its website www.partnerre.com in the Financial Information section of the Investor Relations page under Supplementary Financial Data, which includes a reconciliation of GAAP and non-GAAP measures.

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On March 18, 2016, EXOR acquired 100% ownership of the Company's common shares. Pursuant to the terms of the Merger Agreement, each PartnerRe common share issued and outstanding immediately prior to the effective time of the Merger was cancelled and converted into $137.50 in cash per share and entitled to receive a one-time special pre-closing cash dividend in the amount of $3.00 per common share (special dividend). One common share at $1.00 par value was issued to Exor N.V., representing 100% common share ownership of the Company. Accordingly, all net income per share, operating earnings per share and book value per share data for the current year and the prior year periods is no longer considered meaningful and has been excluded. The Company also redefined its calculation of Annualized Operating ROE to be based on average common shareholders' equity, accordingly, all comparative data has been recast.
Net income/loss attributable to PartnerRe common shareholders is defined as net income/loss attributable to PartnerRe less preferred dividends.
Operating earnings/loss is defined as net income/loss available to PartnerRe common shareholders excluding certain after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses, certain after-tax interest in earnings/losses of equity method investments and the amalgamation termination fee and reimbursement of expenses paid to Axis Capital (included in other expenses).
The Company uses operating earnings and annualized operating return on average common shareholders' equity (Annualized Operating ROE) to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments (except where the Company has made a strategic investment in an insurance or reinsurance

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

related investee), after-tax net foreign exchange gains/losses, the after-tax interest in earnings/losses of equity method investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee and where the Company does not control the investees activities), and the amalgamation termination fee and reimbursement of expenses paid to Axis Capital (included in other expenses).
The Company calculates annualized operating return on average common shareholders' equity using operating earnings (loss) for the period divided by the average common shareholders' equity outstanding for the period.
The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other expenses.
The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other expense ratios.
The Company uses allocated underwriting result as a measure of underwriting performance for its Life and Health operations. This metric is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other expenses.
The Company uses total capital, which is defined as total shareholders’ equity attributable to PartnerRe, long-term debt, senior notes and CENts, to manage the capital structure of the Company.

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PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multi-line and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2015, total revenues were $5.4 billion. At March 31, 2016, total assets were $22.0 billion, total capital was $7.7 billion and total shareholders’ equity attributable to PartnerRe was $6.9 billion.
PartnerRe on the Internet: www.partnerre.com
Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Daniel Goldstein
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income (1)
(Expressed in thousands of U.S. dollars)
(Unaudited)

	For the three months ended March 31, 2016	For the three months ended March 31, 2015
Revenues
Gross premiums written	$1,629,009	$1,748,933
Net premiums written	$1,500,718	$1,653,215
Increase in unearned premiums	(359,002)	(418,493)
Net premiums earned	1,141,716	1,234,722
Net investment income	102,987	104,631
Net realized and unrealized investment gains	167,193	115,645
Other income	4,840	4,292
Total revenues	1,416,736	1,459,290
Expenses
Losses and loss expenses and life policy benefits	714,268	721,281
Acquisition costs	282,974	275,791
Other expenses (2)	152,674	124,750
Interest expense	12,259	12,245
Amortization of intangible assets	6,588	6,768
Net foreign exchange gains	(2,074)	(13,147)
Total expenses	1,166,689	1,127,688
Income before taxes and interest in losses of equity method investments	250,047	331,602
Income tax expense	30,954	79,665
Interest in losses of equity method investments	(3,467)	(3,838)
Net income	215,626	248,099
Net income attributable to noncontrolling interests	—	(2,182)
Net income attributable to PartnerRe	215,626	245,917
Preferred dividends	14,184	14,184
Net income attributable to PartnerRe common shareholders	$201,442	$231,733
Operating earnings attributable to PartnerRe common shareholders (2)	$44,238	$150,536
Comprehensive income attributable to PartnerRe	$235,717	$242,760

(1) On March 18, 2016 EXOR acquired 100% ownership of the Company; as such, per share data is no longer meaningful and has been excluded.
(2) Other expenses and operating earnings for the three months ended March 31, 2016 include $35 million and $31 million of transaction costs and accelerated stock based compensation expense, respectively, related to the closing of the Exor transaction, pre-tax. Other expenses and operating earnings for the three months ended March 31, 2015 include $31 million of costs related to the proposed amalgamation with Axis, pre-tax.

PartnerRe Ltd.
Consolidated Balance Sheets (1)
(Expressed in thousands of U.S. dollars, except parenthetical share data)
(Unaudited)

	March 31,	December 31,
	2016	2015
Assets
Investments:
Fixed maturities, at fair value	$13,020,014	$13,448,262
Short-term investments, at fair value	33,555	46,688
Equities, at fair value	324,427	443,861
Other invested assets	458,709	399,204
Total investments	13,836,705	14,338,015
Funds held – directly managed	579,571	539,743
Cash and cash equivalents	1,749,851	1,577,097
Accrued investment income	134,735	141,672
Reinsurance balances receivable	2,964,950	2,428,020
Reinsurance recoverable on paid and unpaid losses	300,731	282,916
Funds held by reinsured companies	685,564	657,815
Deferred acquisition costs	691,117	629,372
Deposit assets	82,018	88,152
Net tax assets	82,405	102,596
Goodwill	456,380	456,380
Intangible assets	126,423	133,011
Other assets	265,013	31,254
Total assets	$21,955,463	$21,406,043
Liabilities
Unpaid losses and loss expenses	$9,331,087	$9,064,711
Policy benefits for life and annuity contracts	2,089,055	2,051,935
Unearned premiums	2,086,332	1,644,757
Other reinsurance balances payable	293,342	246,089
Deposit liabilities	33,506	44,420
Net tax liabilities	197,973	218,652
Accounts payable, accrued expenses and other	192,994	411,539
Debt related to senior notes	750,000	750,000
Debt related to capital efficient notes	70,989	70,989
Total liabilities	15,045,278	14,503,092
Shareholders’ Equity
Common shares (par value $1.00; issued: 2016, 1 share and 2015, 87,237,220 shares)	—	87,237
Preferred shares (par value $1.00; issued and outstanding: 2016 and 2015, 34,150,000 shares; aggregate liquidation value: 2016 and 2015, $853,750)	34,150	34,150
Additional paid-in capital	2,537,359	3,982,147
Accumulated other comprehensive loss	(63,192)	(83,283)
Retained earnings	4,401,868	6,146,802
Common shares held in treasury, at cost (2016, nil shares; 2015, 39,303,068 shares)	—	(3,266,552)
Total shareholders’ equity attributable to PartnerRe	6,910,185	6,900,501
Noncontrolling interests	—	2,450
Total shareholders’ equity	6,910,185	6,902,951
Total liabilities and shareholders’ equity	$21,955,463	$21,406,043

(1)	On March 18, 2016 EXOR acquired 100% ownership of the Company; as such, per share data is no longer meaningful and has been excluded.

PartnerRe Ltd.
Segment Information
(Expressed in millions of U.S. dollars)
(Unaudited)

	For the three months ended March 31, 2016
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$494	$274	$398	$170	$1,336	$293	$—	$1,629
Net premiums written	$481	$269	$333	$141	$1,224	$277	$—	$1,501
Increase in unearned premiums	(129)	(119)	(11)	(93)	(352)	(7)	—	(359)
Net premiums earned	$352	$150	$322	$48	$872	$270	$—	$1,142
Losses and loss expenses and life policy benefits	(199)	(123)	(184)	(3)	(509)	(205)	—	(714)
Acquisition costs	(107)	(47)	(90)	(1)	(245)	(38)	—	(283)
Technical result	$46	$(20)	$48	$44	$118	$27	$—	$145
Other income					2	2	1	5
Other expenses					(68)	(18)	(67)	(153)
Underwriting result					$52	$11	n/a	$(3)
Net investment income						13	90	103
Allocated underwriting result (1)						$24	n/a	n/a
Net realized and unrealized investment gains							167	167
Interest expense							(12)	(12)
Amortization of intangible assets							(7)	(7)
Net foreign exchange gains							2	2
Income tax expense							(31)	(31)
Interest in losses of equity method investments							(3)	(3)
Net income							n/a	$216
Loss ratio (2)	56.5%	82.1%	57.2%	7.2%	58.5%
Acquisition ratio (3)	30.4	31.1	27.8	3.1	28.0
Technical ratio (4)	86.9%	113.2%	85.0%	10.3%	86.5%
Other expense ratio (5)					7.8
Combined ratio (6)					94.3%
	For the three months ended March 31, 2015
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$473	$334	$427	$191	$1,425	$324	$—	$1,749
Net premiums written	$471	$331	$362	$176	$1,340	$313	$—	$1,653
(Increase) decrease in unearned premiums	(132)	(157)	3	(118)	(404)	(14)	—	(418)
Net premiums earned	$339	$174	$365	$58	$936	$299	$—	$1,235
Losses and loss expenses and life policy benefits	(172)	(119)	(170)	(20)	(481)	(240)	—	(721)
Acquisition costs	(93)	(52)	(93)	(4)	(242)	(34)	—	(276)
Technical result	$74	$3	$102	$34	$213	$25	$—	$238
Other income					—	1	3	4
Other expenses					(52)	(15)	(58)	(125)
Underwriting result					$161	$11	n/a	$117
Net investment income						14	91	105
Allocated underwriting result (1)						$25	n/a	n/a
Net realized and unrealized investment gains							116	116
Interest expense							(12)	(12)
Amortization of intangible assets							(7)	(7)
Net foreign exchange gains							13	13
Income tax expense							(80)	(80)
Interest in losses of equity method investments							(4)	(4)
Net income							n/a	$248
Loss ratio (2)	50.7%	68.4%	46.7%	33.7%	51.4%
Acquisition ratio (3)	27.5	30.1	25.4	7.0	25.9
Technical ratio (4)	78.2%	98.5%	72.1%	40.7%	77.3%
Other expense ratio (5)					5.5
Combined ratio (6)					82.8%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other expenses.

(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.

(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.

(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.

(5)	Other expense ratio is obtained by dividing other expenses by net premiums earned.

(6)	Combined ratio is defined as the sum of the technical ratio and the other expense ratio.